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Exhibit 10.15

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

        THIS RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is made as of November 15, 2007 by and among Education Media, Inc. (the "Company"), Hendricks Investment Holdings, LLC, Longstreet Partners, LLC and Sherwood Investors LLC, (collectively, the "Associated Entities"), James V. Kimsey, Peter A. Kirsch, Daniel E. Moore, Ronald W. Johnston, (the "Associated Persons"), each of the Special Advisors (as defined below) and each of the Independent Directors (as defined below) of the Company.

        WHEREAS, the Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Ferris, Baker Watts Incorporated, as representative of the several underwriters (the "Underwriters"), relating to an underwritten initial public offering (the "Offering"), of up to 11,500,000 of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant"); and

        WHEREAS, the Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the "Prospectus") filed by the Company with the Securities and Exchange Commission; and

        WHEREAS, each of the Associated Persons is an (i) officer of the Company and director of the Company and (ii) affiliated with the Associated Entities;

        WHEREAS, each of Nancy Shuba-Merritt, Stephanie S. Weir, Brie Hytovitz and James Keeratisakdawong is a special advisor to the Company (each, a "Special Advisor");

        WHEREAS, each of Messrs. C. Richard Allen and J. Patrick Campbell is an independent director of the Company (each, an "Independent Director"); and

        WHEREAS, the Company, the Associated Entities, the Associated Persons, the Special Advisors and the Independent Directors desire to enter into this Agreement to minimize potential conflicts of interest which may arise from multiple corporate affiliations,

NOW, THEREFORE, IT IS AGREED:

          1.    Until the earlier of the Company's completion of a Business Combination (as defined in the Underwriting Agreement), the liquidation of the Company, or until, in the case of each Independent Director, such time as when such Independent Director ceases to be a director of the Company, the Associated Entities, the Associated Persons, Special Advisors and the Independent Directors each agree to:

            (a)    present to the Company for its consideration, prior to presentation to any other company or entity, any opportunity that each such Associated Entity, Associated Person, Special Advisor or Independent Director may have to enter into a business combination with an operating business valued at $50,000,000 or more, notwithstanding, in the case of each such Associated Person, Special Advisor or Independent Director, any pre-existing fiduciary obligations such Associated Person, Special Advisor or Independent Director might have, in which case such Associated Person, Special Advisor or Independent Director, as applicable, will not present any potential business combination to the Company until after he or she has presented such potential business combination to each company or entity to which he or she has a pre-existing fiduciary obligation and each such company or entity has determined not to pursue such potential business combination;

            (b)    cause companies or entities under their management or control (including, without limitation, the Associated Entities) to present all opportunities to enter into a business combination with an operating business to the Company before any other company or entity; and

            (c)    not, and shall cause each other company or entity under their management or control (including, without limitation, the Associated Entities) not to, pursue a business combination with an operating business unless and until the Board of Directors of the Company, including a majority of the disinterested Independent Directors, has determined that the Company will not pursue such business combination.

          2.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

          3.    The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of Washington, District of Columbia, for purposes of resolving any disputes hereunder.

          4.    Any notice or request to be given in connection with this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

    if to the Associated Entities, as follows:

      Hendricks Investment Holdings, LLC
      8484 Georgia Avenue
      Silver Spring, MD 20910
      Attn: Joseph L. Quinn
      Fax No. (301)755-2052

      Longstreet Partners, LLC
      8000 Towers Crescent Drive, 14th Floor
      Vienna, Virginia 22182
      Attn: Daniel E. Moore
      F: (703)760-7800

      Sherwood Investors LLC
      50 E Street, S.E., Suite 300
      Washington, DC 20003
      Attn: Jack H. Young, Esq., Trustee

    if to the Associated Persons, Special Advisors or the Independent Directors, as applicable, care of:

      Education Media, Inc.
      1700 Pennsylvania Avenue, N.W.
      Suite 900
      Washington, DC 20007
      Attn: Peter Kirsch
      Fax No.: (202)785-0404

    if to the Company, to:

      Education Media, Inc.
      1700 Pennsylvania Avenue, N.W.
      Suite 900
      Washington, DC 20007
      Attn: Peter Kirsch
      Fax No.: (202)785-0404

    with a copy to:

      Kalbian Hagerty LLP
      888 17th Street, N.W., 10th Floor
      Washington, DC 20006
      Attn: John McCarthy, Esq.
      Fax No.: (202)223-5600 x387

          5.    Each of the Associated Entities and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

          6.    This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        IN WITNESS WHEREOF, the parties have duly executed this Right of First refusal Agreement as of the date first written above.

EDUCATION MEDIA, INC.
By:	James V. Kimsey
Title:	Chairman of the Board
HENDRICKS INVESTMENT HOLDINGS, LLC
John S. Hendricks
Title:
LONGSTREET PARTNERS, LLC
By:
Title:
SHERWOOD INVESTORS, LLC
By:
Title:

James V. Kimsey
Peter A. Kirsch
Daniel E. Moore
Ronald W. Johnston
J. Patrick Campbell
Nancy Shuba-Merritt
Stephanie S. Weir
Brie Hytovitz
James Keeratisakdawong

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  Exhibit 10.15
FORM OF RIGHT OF FIRST REFUSAL AGREEMENT